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                                  EXHIBIT 10.1

                           MASTER AMENDMENT AGREEMENT

         This Master Amendment Agreement, dated as of July 29, 2004 (the "AMENDMENT AGREEMENT"), is made by and among GENERAL ELECTRIC CAPITAL CORPORATION, GENERAL ELECTRIC COMPANY, GE HEALTHCARE FINANCIAL SERVICES, RADNET MANAGEMENT, INC. and DIAGNOSTIC IMAGING SERVICES, INC. General Electric Capital Corporation, General Electric Company and GE Healthcare Financial Services are collectively referred to herein as "GECC." Radnet Management, Inc. ("RADNET") and Diagnostic Imaging Services, Inc. are collectively referred to as the "COMPANY."

                                    RECITALS
                                    --------

                  A. The Company and GECC are party to the equipment financing documents set forth on SCHEDULE 1 attached hereto (the "EQUIPMENT FINANCING DOCUMENTS") pursuant to which the Company has purchased or leased from GECC all of the equipment referred to therein.

                  B. The Company admits it is liable to GECC for the obligations set forth in the Equipment Financing Documents and any and all other documents executed by the Company in connection therewith, free of any offset, claim, counterclaim or defense, all of which are hereby waived and released by the Company.

                  NOW, THEREFORE, based upon the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, GECC and the Company agree as follows:


                                   AGREEMENTS
                                   ----------

         1. RECITALS. All of the foregoing recitals are true and correct.

         2. AMENDMENTS TO EQUIPMENT FINANCING DOCUMENTS. Notwithstanding anything to the contrary contained in the Equipment Financing Documents, the Company agrees as follows:

                  (a) PAYMENT OBLIGATIONS. The current principal balance of all of the Company's payment obligations under the Equipment Financing Documents is $54,294,642.98. The Company agrees that the unpaid principal balance shall bear interest at 9.0% per annum and shall be repaid as follows: (i) interest only on the outstanding principal balance shall be due in arrears on the 1st day of each month commencing August 1, 2004 and continuing through January 1, 2005, (ii) equal payments of principal and interest in the amount of $1,127,067.49 each shall be due on the 1st day of each month commencing February 1, 2005, and (iii) a final payment of all unpaid interest and principal on June 1, 2008 (all such principal and interest, together with all fees, expenses and other amounts owed by the Company to GECC under the Equipment Financing Documents, as amended by this Amendment Agreement, shall be referred to herein as the "OBLIGATIONS"). The Company may, at any time, prepay all of the outstanding Obligations subject to an additional prepayment fee of 2.0% of such Obligations. Partial prepayments of the Obligations shall not be permitted at any time.

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                  (b) COVENANTS. So long as any of the Obligations remain
outstanding, the Company agrees as follows:

                           (i) FINANCIAL REPORTING. The Company shall furnish
the following documents or information to GECC:

                                    (A) Within 30 days after the end of each
Fiscal Quarter (as defined below) (i) (or 90 days in respect of the last month of the fiscal year), the Company's consolidated, consolidating and on a center by center basis, financial statements, including the most recent annual report, balance sheet (not on a center by center basis) and income statement, prepared in accordance with generally accepted accounting principles, which reports, the Company warrants, shall fully and fairly represent the true financial condition of the Company and (ii) updated projections for the Company and for each center;

                                    (B) any other financial information normally
provided by the Company to the public; and

                                    (C) Such other financial data or information
relative to this Amendment Agreement, including, without limitation, listings of serial numbers or other identification data and confirmations of such information, as GECC may time-to-time reasonably request.

                           (ii) NO AMENDMENTS. Subsequent to the date of this
Amendment Agreement, the Company will not agree or consent to any amendments or modifications to any agreement between the Company and DVI Financial Services, Inc. ("DVI"), Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) as Agent for U.S. Bank N.A., as Trustee or Collateral Agent ("USB") or Wells Fargo Foothill, Inc. ("FOOTHILL") containing terms (including, but not limited to, increasing interest rates, accelerating the principal amortization or maturity, new or more stringent defaults, additional collateral, and new remedies provisions) that would be more onerous to the Company, or adversely impact or affect GECC with respect to the terms of this Amendment Agreement.

                           (iii) DISTRIBUTIONS. The Company shall not make any
distribution or declare or pay any dividends (in cash or other property, other than common stock) on, or purchase, acquire, redeem, or retire any of the Company's stock, of any class, whether now or hereafter outstanding (collectively, "DISTRIBUTIONS"); PROVIDED, HOWEVER, that so long as no default shall have occurred and be continuing immediately prior to or after giving effect to any such payment, (a) the Company may make Distributions to Primedex Health Systems, Inc., a New York corporation (the "PARENT") (1) in amounts necessary to pay customary expenses of Parent in the ordinary course of its business as a public holding company (including salaries and related reasonable


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and customary expenses incurred by employees of Parent) in an aggregate amount not to exceed $750,000 in any fiscal year, (2) in amounts necessary to enable Parent to pay taxes when due and owing by it in the ordinary course of its business as a holding company and (3) in amounts necessary to enable Parent to pay interest on those certain 11.5% Series A Convertible Subordinated Notes due June 30, 2008, issued by Parent on June 25, 1993, and (b) Parent may make Distributions in the form of common stock.

                           (iv) FIXED CHARGE COVERAGE RATIO. Commencing April
30, 2005, the Company shall not permit the Fixed Charge Coverage Ratio,
(a) to be less than 1.0:1 as of the end of each April, July, October and January (each, a "FISCAL QUARTER") ending prior to January 1, 2007, and (b) to be less than 1.05:1 as of the last day of each Fiscal Quarter ending thereafter. "FIXED CHARGE COVERAGE RATIO" means for any period, the ratio of (i) EBITDA for such period MINUS cash capital expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (ii) the sum of (a) interest expense, (b) principal payments required to be paid during such period in respect of indebtedness, and (c) all federal, state, and local income taxes accrued, all as determined for the twelve months ending on the determination date for Radnet and its subsidiaries on a consolidated basis without duplication and in accordance with generally accepted accounting principles consistently applied. "EBITDA" means, with respect to any fiscal period, Radnet's and its subsidiaries' consolidated net earnings (or loss), minus extraordinary gains and interest income, plus interest expense, income taxes, and depreciation and amortization for such period, all as determined for the twelve months ending on the determination date for Radnet and its subsidiaries on a consolidated basis without duplication and in accordance with generally accepted accounting principles consistently applied.

                           (v) LEVERAGE RATIO. The Company shall not permit the
Leverage Ratio, as determined as of the end of each Fiscal Quarter, to be greater than the amount set forth in the following table for the Fiscal Quarters ending in the period set forth opposite thereto:

                  LEVERAGE RATIO            PERIOD
                  --------------            ------

                       4.50:1.0               04/30/05 - 10/30/05
                       4.30:1.0               10/31/05 - 10/30/06
                       4.00:1.0               10/31/06 - 10/30/07
                       3.80:1.0               10/31/07 - 10/30/08

                  "LEVERAGE RATIO" means, at any date of determination, the ratio of (a) Total Debt at such date to (b) EBITDA for the applicable period ending on such date. "TOTAL DEBT" means, as of any date of determination, without duplication, the sum of (a) the outstanding aggregate amount of the obligations for borrowed money, (b) the outstanding principal amount of capital leases, (c) the outstanding principal amount of purchase money indebtedness, (d) the outstanding principal amount of funded debt, and (e) the outstanding principal amount of all obligations owing to GECC, DVI and USB; all as determined for Radnet and its subsidiaries on a consolidated basis without duplication and in accordance with generally accepted accounting principles consistently applied.

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                           (vi) EBITDA MARGIN. The Company shall not permit the
EBITDA Margin to be less than 25% as of the end of any Fiscal Quarter ending on or after April 30, 2005. "EBITDA MARGIN" means for any period, the ratio of (a) EBITDA for such period, to (b) net revenues (excluding the professional service fee component of radiology services) for such period, all as determined for the twelve months ending on the determination date for Radnet and its subsidiaries on a consolidated basis without duplication and in accordance with generally accepted accounting principles consistently applied.

                           (vii) RECEIVABLE DAYS. The Company shall not permit
the Receivable Days to exceed 65 days as of the end of any Fiscal Quarter ending on or after April 30, 2005. "RECEIVABLE DAYS" means for any period, a number equal to (a) 365 divided by (b) the result of (i) net revenues for such period divided by (ii) net receivables for such period, all as determined for the twelve months ending on the determination date for Radnet and its subsidiaries on a consolidated basis without duplication and in accordance with generally accepted accounting principles consistently applied.

                           (viii) NAME CHANGES, ETC. The Company agrees that it
shall not change its name or jurisdiction of organization without giving
30 days prior written notice to GECC.

                  (c) DEFAULTS. Each of the following shall be a "default" under this Amendment Agreement and under each of the Equipment Financing Documents:


                           (i) Any default or other breach of any obligation
under any of the Equipment Financing Documents, as amended by this Amendment Agreement, or any other existing or future lease, loan agreement, note, or other agreement, document and instrument either by or from the Company or any of its affiliates with or in favor of GECC or any of its affiliates, DVI, USB or Foothill; or

                           (ii) The Company shall (i) be adjudicated insolvent
or a bankrupt, or cease, be unable or admit in writing its inability to pay its debts as they mature or make a general assignment for the benefit of, or enter into any composition or arrangement with, creditors; (ii) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of a substantial part of its property, or authorize such application or consent, or proceedings seeking such appointment shall be instituted against it without such authorization, consent or application and shall continue undismissed for a period of 60 calendar days; (iii) authorize or file a voluntary petition in bankruptcy or apply for or consent to the application of any bankruptcy, reorganization in bankruptcy, arrangement, readjustments of debts, insolvency, dissolution, moratorium or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against it without such authorization application or consent and such proceeding instituted against it shall continue undismissed for a period of 60 calendar days; or

                           (iii) GECC, in good faith, believes the prospect of
payment or performance is impaired or in good faith believes the Collateral (as defined below) is insecure; or

                           (iv) a judgment for the payment of money on any claim
is rendered against the Company in excess of $100,000 which is not promptly discharged or appealed; or

                           (v) any indebtedness or lease in excess of $100,000
of the Company is accelerated by the lender or lessor thereof before its final maturity.

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                  (d) REMEDIES. Upon the occurrence of a default, (i) GECC may declare the entire unpaid balance of the Obligations to be immediately due and payable; and thereupon all such unpaid Obligations, shall be immediately due and payable and (ii) GECC shall have all of its remedies provided for in the Equipment Financing Documents and at law. The rights and remedies of GECC under the Equipment Financing Documents and at law shall be cumulative. No exercise by GECC of one right or remedy shall be deemed an election, and no waiver by GECC of any default shall be deemed a continuing waiver. No delay by GECC shall constitute a waiver, election, or acquiescence by it.

         3. SECURITY INTEREST; CROSS COLLATERALIZED. The Company grants, and reaffirms all prior grants of, a security interest to GECC to secure the Obligations in all of the equipment provided under all of the Equipment Financing Documents together with all additions and accessions to, all spare and repair parts, and replacements for, and all supporting obligations and proceeds arising therefrom (collectively, the "COLLATERAL"). The Company agrees that (a) the Collateral shall secure all other obligations of the Company owing to GECC and its affiliates, whether now existing or hereafter arising, and (b) the Obligations shall be secured by all other existing and future security agreements, collateral pledge agreements, mortgages, assignments and other leases, agreements, documents and instruments granting GECC or any of its affiliates a security interest in or lien on any of the Company's property. The Company authorizes GECC to file any UCC financing statements and amendments and continuation statements relating thereto that GECC desires to perfect or continue perfection of its security interest in the Collateral.

         4. CONDITIONS PRECEDENT. This Amendment Agreement shall become effective as of July 1, 2004 upon the date (the "EFFECTIVE DATE") which GECC receives this Amendment Agreement duly executed by the Company and the satisfaction of each of the following conditions:


                  (a) all of the Company's payment obligations under the Equipment Financing Documents must be current through June 30, 2004 and the Company shall have made the interest payment set forth in Section 2(a)(i) due on August 1, 2004;

                  (b) GECC shall have a first priority perfected security interest in all of the Equipment and shall have received a fully executed intercreditor agreement with DVI, Foothill and USB;

                  (c) the Company shall have entered into amendment arrangements with USB and DVI on similar financial terms to this Amendment Agreement and otherwise in form and substance satisfactory to GECC;

                  (d) GECC shall have received a favorable opinion of the Company's counsel, in form and substance satisfactory to GECC;

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                  (e) GECC shall have received a reaffirmation of guaranty
executed by Parent; and

                  (e) GECC shall have received such other agreements, instruments, documents, certificates and opinions as GECC or its counsel may reasonably request.

         5. REPRESENTATIONS AND WARRANTIES. The Company certifies that the representations and warranties contained in each of the Equipment Financing Documents are true and correct as of the date of this Amendment Agreement, and that no condition, event, act or omission has occurred which would constitute a default under any of the Equipment Financing Documents. The Company certifies that the Schedule is complete and accurate as of the date of this Amendment Agreement and contains all of the agreements, promissory notes and schedules relating to equipment financing provided to the Company by GECC. Notwithstanding the foregoing, this Amendment Agreement shall not amend or affect any of the Company's obligations owing to GECC pursuant to that certain Loan and Security Agreement dated as of January 14, 1999 (as amended, supplemented, or otherwise modified from time to time, the "GECC REVOLVER AGREEMENT") among BRMG, GECC and GF Asset Management, LLC.

         6. FULL FORCE AND EFFECT. Except as expressly provided herein, all of the terms and conditions set forth in the Equipment Financing Documents, and all additional documents entered into in connection with therewith, shall remain unchanged and shall continue in full force and effect as originally set forth.

         7. ENFORCEABILITY. The making, execution and delivery of this Amendment Agreement and the performance of and compliance with its terms have been duly authorized by all necessary corporate action by the Company. This Amendment Agreement is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         8. RELEASE. The Company acknowledges and agrees that: (a) it does not have any claim or cause of action against GECC (or any of its directors, officers, employees, agents or attorneys); (b) it does not have any offset right, recoupment right, defense, counterclaim or other adverse claim of any kind against GECC or any of the Company's obligations, indebtedness or liabilities to GECC; and (c) GECC has heretofore properly performed and satisfied in a timely manner all of its obligations to the Company. The Company wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of GECC's rights, interests, contracts, collateral security or remedies. Therefore, the Company unconditionally releases, waives and forever discharges
(i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of GECC to the Company, and (ii) all claims, offsets, recoupments, defenses, claims and causes of action of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Company might otherwise have against GECC or any of its directors, officers, employees, agents or attorneys, in either case (i) or (ii) stated herein, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, setoff, recoupment or other matter of any kind whatsoever arising or occurring on or prior to the date of this Amendment Agreement. Without limiting in any way the foregoing waiver and release


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provisions, and except as prohibited by law (if at all), the Company further expressly waives any right it may have to claim or recover in any litigation involving GECC, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, any proved actual damages. The Company
(A) certifies that no representative, agent or attorney of GECC has represented, expressly or otherwise, that GECC would not, in the event of litigation, seek to enforce the foregoing waivers, releases and discharges, and (B) acknowledges that GECC has been induced to enter into this Amendment Agreement by, among other things, the waivers, releases, discharges and certifications contained herein. The waivers, releases and discharges in this paragraph shall be effective regardless of any other event that may occur or not occur on or after the date hereof.

         9. INDEMNIFICATION. The Company hereby indemnifies, agrees to defend and holds GECC harmless from and against all loss, liability, damage and expense, including costs associated with administrative and judicial proceedings and attorneys' fees, suffered or incurred by GECC arising out of, or any way related to the Equipment Financing Documents, as amended by this Amendment Agreement, or the transactions contemplated hereby or thereby. All indemnities set forth in this Amendment Agreement shall survive the execution and delivery of this Amendment Agreement and the making and repayment of the Obligations.

         10. EXPENSES AND ATTORNEYS' FEES. The Company shall pay all reasonable fees and expenses incurred by GECC and any of its successors and assigns, including the reasonable fees of counsel, in connection with the preparation, issuance, maintenance and amendment of this Amendment Agreement and the consummation of the transactions contemplated by this Amendment Agreement, and the administration, protection and enforcement of GECC's rights under the Equipment Financing Documents, as amended by this Amendment Agreement, or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Company, both before and after judgment.

         11. SEVERABILITY. Any provision of any Equipment Financing Document, as amended by this Amendment Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Equipment Financing Document, as amended by this Amendment Agreement, in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

         12. GOVERNING LAW. This Equipment Financing Documents, as amended by this Amendment Agreement, shall be governed by and construed in accordance with the internal laws of the State of Wisconsin without regard to conflict of laws principles.

         13. WAIVER OF RIGHT TO JURY TRIAL. GECC AND THE COMPANY ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY EQUIPMENT FINANCING DOCUMENT, AS AMENDED BY THIS AMENDMENT AGREEMENT, OR WITH RESPECT TO THE TRANSACTION CONTEMPLATED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

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         IN WITNESS WHEREOF, the parties hereto have executed this Master
Amendment Agreement as of the day and year first written above.

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION


                                        By:_________________________________
                                              Its_______________________________


                                        GENERAL ELECTRIC COMPANY


                                        By:_________________________________
                                              Its___________________________


                                        GE HEALTHCARE FINANCIAL SERVICES


                                        By:_________________________________
                                              Its___________________________


                                        RADNET MANAGEMENT, INC.

                                        By:_________________________________
                                              Its___________________________


                                        DIAGNOSTIC IMAGING SERVICES, INC.


                                        By:_________________________________
                                              Its___________________________



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